UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 28, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

Dismissal of Santora CPA Group

On December 29, 2011, the Fresh Harvest Products, Inc. (“Fresh Harvest” or the “Company”) Board of Directors authorized the dismissal of its then independent registered public accounting firm, Santora CPA Group (“Santora”), who had originaly been retained by the Company on February 24, 2011. The Company’s Board of Directors dismissed Santora because of the Company’s cost reduction efforts. Santora had not been engaged long enough to perform an audit or issue a report on the Company’s financial statements. The Company does not have an audit committee.

Representatives of the Company and Santora had a conversation on December 27, 2011 discussing the Company’s intention of dismissing Santora for its services.   On December 30, 2011, Santora furnished the Company with the letter attached hereto as Exhibit 16.1, a copy of which was sent to the Securities and Exchange Commission (“SEC”), stating the client-auditor relationship had ceased.  On January 4, 2012, the Company provided Santora with a copy of the disclosure contained in this Current Report on Form 8-K.

During the term of Santora’s engagement (from February 24, 2011 through December 30, 2011) and prior to the dismissal of Santora, there were no disagreements with Santora on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Santora would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The SEC permits companies to issue condensed information in Quarterly Reports on Form 10-Q, which information must be reviewed by such company’s outside auditor. Since the information may be condensed, the SEC also allows the auditor to not issue a review report unless the company states in the filing that the information was reviewed by the outside auditor.  As the Company’s auditor, Santora had previously completed the necessary steps to issue reports with respect to the Company’s financial information for the first three fiscal quarters of the 2011 fiscal year, but did not issue such reports for the above described reason.  Santora has informed the Company, that if such reports had been issued, Santora would have expressed substantial doubt about the Company’s ability to continue as a going concern.

The Company has requested that Santora furnish it with another letter, addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01, and, if not, stating the respects in which it does not agree.

Appointment of Accell Audit & Compliance, PA

On December 28, 2011, the Company engaged Accell Audit & Compliance, PA (“Accell”), an independent registered public accounting firm, as the Company’s principal independent accountant with the approval of the Company’s Board of Directors.  The Company has not consulted with Accell Audit & Compliance, PA on any accounting issues prior to engaging them as the Company’s new auditors.

During the Company’s two most recent fiscal years and the interim period prior to December 28, 2011, neither the Company nor anyone on the Company’s behalf has consulted with Accell Audit & Compliance, PA regarding either:

1. The application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or;

2. Any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits

16.1	Letter from Santora CPA Group dated December 30, 2011.
16.2	Letter from Santora CPA Group dated January 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and President

Date: January 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Santora CPA Group dated December 30, 2011
16.2	Letter from Santora CPA Group dated January 5, 2012